Calculation of Filing Fee Tables
S-3
ENTERPRISE PRODUCTS PARTNERS L.P.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Units of Enterprise Products Partners L.P.	457(o)			$ 2,538,500,000.00	0.0001381	$ 350,566.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,538,500,000.00		$ 350,566.85
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 279,742.70
			Net Fee Due:						$ 70,824.15
Offering Note
[1]	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act. See Note (1) to Table 2 below.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Enterprise Products Partners L.P	S-3	333-273870	08/10/2023		$ 279,742.70	Equity	Common Units	2,538,500,000	$ 2,538,500,000.00
Fee Offset Sources	2	Enterprise Products Partners L.P.	S-3	333-221397		11/07/2017						$ 211,650.00
Fee Offset Sources	3	Enterprise Products Partners L.P.	S-3	333-210869		04/22/2016						$ 176,225.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	$2,538,500,000 in aggregate offering amount of common units was previously registered under the registration statement on Form S-3 (File No. 333-273870) filed by Enterprise Products Partners L.P. on August 10, 2023 (the "2023 Registration Statement"), of which all $2,538,500,000 in aggregate offering amount has not been sold. Pursuant to Rules 415(a)(6) and 457(p) under the Securities Act of 1933, as amended, the registration fee due hereunder is offset by the amount of filing fees of $279,742.70, which will continue to be applied to such unsold common units (the "Unsold Securities"). The Unsold Securities include all of the $2,538,500,000 in aggregate offering amount of common units previously registered on Enterprise Products Partners, L.P.'s Registration Statement on Form S-3 (File No. 333-238170) filed on April 22, 2020, which was declared effective May 21, 2020 (the "2020 Registration Statement"), which updated and replaced $2,538,500,000 of unsold common units registered on Enterprise Products Partners, L.P.'s Registration Statement on Form S-3 (File No. 333-221397) filed on November 7, 2017 (the "2017 Registration Statement"), which included prior unsold common units initially registered on Enterprise Products Partners, L.P.'s Registration Statement on Form S-3 (File No. 333-210869) filed on April 22, 2016, as amended on July 11, 2016 and July 13, 2016 and declared effective on July 14, 2016 (the "2016 Registration Statement"). A filing fee of $211,650.00 with respect to unsold common units with a maximum aggregate offering price of $1,700,000,000 was paid in connection with the 2017 Registration Statement, which will continue to be applied to the Unsold Securities included in this registration statement, and a filing fee of $176,225.00, including 84,436.95 with respect to unsold additional common units with a maximum aggregate offering price of $838,500,000, was paid in connection with the 2016 Registration Statement, which will continue to be applied to the Unsold Securities included in this registration statement up to the maximum filing fee $279,742.70 applicable to the 2023 Registration Statement. The registrant has terminated the offering that included the Unsold Securities associated with the claimed offset under the prior registration statement, and in accordance with Rule 415(a)(6), the offering of Unsold Securities on the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Offset Note
[2]	See Note (1) above for Table 2.

[3]	See Note (1) above for Table 2.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date